Exhibit (f)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Valter Moro, Ramiro Alfonsín B. and Ignacio Quiñones S. to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all such capacities, to sign any Registration Statement on Form F-6 (the “Registration Statement”) of Endesa Américas S.A. under the Securities Act of 1933, as amended, and all amendments, including post-effective amendments, and supplements to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Francesco Buresti	Director	April 7, 2016
Francesco Buresti

/s/ Hernán Cheyre V.	Director	April 7, 2016
Hernán Cheyre V.

/s/ Mauro Di Carlo	Director	March 4, 2016
Mauro Di Carlo

/s/ Francesca Gostinelli	Director	April 7, 2016
Francesca Gostinelli

/s/ Ignacio Mateo M.	Director	April 7, 2016
Ignacio Mateo M.

/s/ Edurado Novoa C.	Director	April 7, 2016
Eduardo Novoa C.

/s/ Loreto Silva R.	Director	March 2, 2016
Loreto Silva R.

/s/ Vittorio Vagliasindi	Director	April 7, 2016
Vittorio Vagliasindi

Signature	Title	Date

/s/ Enrico Viale	Director	April 7, 2016
Enrico Viale

/s/ Valter Moro	Chief Executive Officer	April 7, 2016
Valter Moro	(Principal Executive Officer)

/s/ Ramiro Alfonsín Balza	Chief Financial Officer	April 7, 2016
Ramiro Alfonsín Balza	(Principal Financial Officer)

/s/ Maurilio Salgado Izquierdo	Chief Accounting Officer	April 7, 2016
Maurilio Salgado Izquierdo	(Principal Accounting Officer/Controller)

Authorized Representative in the U.S. for Endesa Américas S.A.

/s/ Donald J. Puglisi	Date: April 1, 2016
Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates